Exhibit 32


In connection with the Quarterly Report of Safe Technologies International, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Randi Swatt, Chief Executive Officer and acting Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:


          (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                       /s/ Randi Swatt
                                       -----------------------------------------
                                       Randi Swatt, Chief Executive Officer and
                                       Acting Chief Financial Officer

August 15, 2006